AVIT N-SAR 12.31.2017

Sub-Item 77 Q1(e):  Copies of any new or amended Registrant investment advisory contracts

Amendment dated April 30, 2017 to the Investment Advisory Agreement dated April 30, 2014, between the Registrant and ALPS Advisors, Inc., on behalf of the ALPS/Stadion Core ETF Portfolio and the ALPS/Stadion Tactical Growth Portfolio, is hereby incorporated by reference to Exhibit (d)(viii) to Post-Effective Amendment No. 37 to the Registrant’s Registration Statement on Form N-1A filed on April 4, 2017, accession number: 0001398344-17-004367).

Amendment dated April 30, 2017 to the Investment Sub-Advisory Agreement dated April 30, 2014, among the Registrant, ALPS Advisors, Inc. and Stadion Money Management, LLC, on behalf of the ALPS/Stadion Core ETF Portfolio and the ALPS/Stadion Tactical Growth Portfolio, is hereby incorporated by reference to Exhibit (d)(xv) to Post-Effective Amendment No. 37 to the Registrant’s Registration Statement on Form N-1A filed on April 3, 2017, accession number: 0001398344-17-004367.